TRANSAMERICA FUNDS

AMENDED AND RESTATED PLAN FOR MULTIPLE CLASSES OF SHARES

WHEREAS, Transamerica Funds (the “Fund”) is a Delaware statutory trust engaged in business as an open-end management investment company and registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund has established a Plan for Multiple Classes of Shares dated as of June 30, 1995, as amended (“Prior Plan”);

WHEREAS, the Board of Trustees, including a majority of Trustees who are disinterested persons of the Fund, adopted the Prior Plan, as in the best interests of each class of shares individually and the funds as a whole;

WHEREAS, pursuant to the terms of the Fund’s Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Fund has authority to approve and authorize the issuance of, and has previously approved and authorized the issuance of, an unlimited number of shares of beneficial interest as Class A, Class C, Class I, Class I2, Class I3, Class R, Class R1, Class R4, Class R6, and Class T shares of each fund listed herein on Schedule A, as may be amended; and

WHEREAS, the Board of Trustees wishes to amend and restate the Prior Plan to add (i) Class A, C, I and R6 shares for Transamerica Long Credit and Transamerica UltraShort Bond and (ii) Class A, I, I2 and R6 shares for Transamerica International Sustainable Equity and Transamerica Sustainable Growth Equity, as set forth on Schedule A and, to make certain other changes (as amended and restated, the “Plan”).

NOW, THEREFORE, the Fund hereby adopts this Plan as a plan as contemplated by Rule 18f-3(d) under the 1940 Act with respect to each class of shares of the funds set forth on Schedule A. The Plan shall remain in effect until such time as the Board of Trustees terminates the Plan or makes a material amendment to the Plan. Any material amendment to the Plan must be approved by the Trustees, including a majority of the Trustees who are disinterested persons of the Fund, as in the best interests of each class of shares and the Fund as a whole.

SECTION I: CLASS DISTRIBUTION FEES AND SHAREHOLDER SERVICES

(A)    Class A shares are offered at net asset value and shall be subject to a front-end sales charge as set forth below:

Transamerica Asset Allocation - Conservative Portfolio

Transamerica Asset Allocation - Growth Portfolio

Transamerica Asset Allocation - Moderate Growth Portfolio

Transamerica Asset Allocation - Moderate Portfolio

Transamerica Capital Growth

Transamerica Emerging Markets Opportunities

Transamerica Energy Infrastructure

Transamerica International Equity

Transamerica International Focus

Transamerica International Stock

[Transamerica International Sustainable Equity

Transamerica Large Cap Value

Transamerica Large Core ESG (formerly, Transamerica Large Core)

Transamerica Mid Cap Growth

Transamerica Mid Cap Value Opportunities

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Sustainable Equity Income

Transamerica Sustainable Growth Equity

Transamerica US Growth

Amount of Purchase	Sales Charge as % of Offering Price
Less than $50,000	5.50%
$50,000 but less than $100,000	4.75%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.75%
$500,000 but less than $1,000,000	2.00%
$1,000,000 or more	0.00%

Transamerica Bond

Transamerica Core Bond (formerly, Transamerica Intermediate Bond)

Transamerica Emerging Markets Debt

Transamerica Floating Rate

Transamerica High Yield Bond

Transamerica High Yield ESG

Transamerica Inflation Opportunities

Transamerica Long Credit

Transamerica Sustainable Bond

Transamerica Unconstrained Bond

Amount of Purchase	Sales Charge as % of Offering Price
Less than $50,000	4.75%
$50,000 but less than $100,000	4.00%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.25%
$500,000 but less than $1,000,000	1.25%
$1,000,000 or more	0.00%

Transamerica High Yield Muni

Transamerica Intermediate Muni

Amount of Purchase	Sales Charge as % of Offering Price
Less than $50,000	3.25%
$50,000 but less than $100,000	2.50%
$100,000 but less than $250,000	2.00%
$250,000 but less than $500,000	1.50%
$500,000 but less than $1,000,000	0.75%
$1,000,000 or more	0.00%

Transamerica Short-Term Bond

Amount of Purchase	Sales Charge as % of Offering Price
Less than $250,000	2.50%
$250,000 or more	0.00%

Transamerica Government Money Market

Transamerica UltraShort Bond

Amount of Purchase	Sales Charge as % of Offering Price
Not Applicable	Not Applicable

Class A shares may be purchased without a front-end sales charge in the circumstances described in the prospectus.

(B)    Class A shares may pay annual distribution and service fees of up to a total of 0.25% of the average daily net assets of each fund’s Class A shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class A shares.

For all Funds subject to a front-end sales charge (other than Transamerica Short-Term Bond), a 1% contingent deferred sales charge (CDSC) will be applied to any redemption within 24 months of Class A shares purchased in amounts of $1 million or more on which no front-end sales charge was imposed.

For Transamerica Short-Term Bond, a 0.75% CDSC will be applied to any redemptions made within 12 months of Class A shares purchased in amounts of $250,000 or more on which no front-end sales charge was imposed.

A CDSC may apply to certain redemptions of Class A shares purchased through an exchange from another fund in the circumstances described in the prospectus.

The CDSC on Class A shares may be waived in the circumstances described in the prospectus.

(C)    Class C shares are offered at net asset value, are subject to a 1% CDSC if shares are redeemed during the first 12 months of purchase. Class C shares may pay annual distribution and services fees up to a total of 1.00% of the average daily net assets of each fund’s Class C shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class C shares. The CDSC on Class C shares may be waived in the circumstances described in the prospectus.

(D)    Class I, Class I2, and Class I3 shares are offered at net asset value, are not subject to an annual distribution and service fee and are not subject to a CDSC on any redemption of shares.

(E)    Class R, Class R1, Class R2, Class R3, Class R4 and Class R6 shares are offered at net asset value and are not subject to a CDSC on any redemption of shares. Class R and Class R1 shares may pay annual distribution and service fees of up to a total of 0.50% of the average daily net assets of each fund’s Class R or Class R1 shares. Class R2, Class R3, and Class R4 shares may pay annual distribution and service fees of up to a total of 0.25% of the average daily net assets of each fund’s Class R2, Class R3, or Class R4 shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund’s Class R, Class R1, Class R2, Class R3, or Class R4 shares. Class R6 shares are not subject to an annual distribution and service fee.

(F)    Class T shares of Transamerica U.S. Growth are offered at net asset value and subject to a front-end sales charge as set forth below:

Amount of Purchase	Sales Charge as % of Offering Price
Less than $10,000	8.50%
$10,000 but less than $25,000	7.75%
$25,000 but less than $50,000	6.25%
$50,000 but less than $75,000	5.75%
$75,000 but less than $100,000	5.00%
$100,000 but less than $250,000	4.25%
$250,000 but less than $500,000	3.00%
$500,000 but less than $1,000,000	1.25%
$1,000,000 and over	0.00%

A 1% contingent deferred sales charge (CDSC) will be applied to any redemption within 24 months of Class T shares purchased in amounts of $1 million or more on which no front-end sales charge was imposed, unless the Class T shares were purchased through a qualified retirement plan or through a “wrap” account for the benefit of clients of certain broker-dealers, financial institutions, or financial planners who have entered into arrangements with Transamerica Funds or TCI.

(G)    In determining whether a CDSC is payable, the Fund will comply with the provisions of Rule 6c-10 under the 1940 Act as currently adopted. Under Rule 6c-10, no CDSC is imposed with respect to 1) the portion of redemption proceeds attributable to the increase in the value of an account above the net cost of the investment due to increases in the net asset value per Class A or Class C; 2) Class A or Class C shares which have been acquired through reinvestment of income dividends or capital gain distributions; or 3) Class A shares held for more than 24 months after purchase and Class C shares held for more than 12 months of purchase.

(H)    Notwithstanding the foregoing, the aggregate amounts of any front-end sales charge, any asset-based distribution plan fee and any CDSC imposed by the Fund shall comply with the requirements of Rule 2341 of the Rules of the Financial Industry Regulatory Authority. Variations in front-end or back-end loads for Class A, Class C or Class T shares, respectively, may be available in accordance with Rule 22d-1 or Rule 6c-10 of the 1940 Act, as applicable.

SECTION II: CONVERSION FEATURES

(A)    Class A, Class I, Class I2, Class I3, Class R, Class R1, Class R2, Class R3, Class R4, Class R6, and Class T shares do not have automatic conversion features. However, if you hold any of those Classes of shares, and are eligible to purchase Class I shares, you may be eligible to convert your shares to Class I shares of the same fund, subject to certain conditions. If you hold Class I shares and are eligible to purchase Class R6 shares, you may be eligible to convert Class I shares to Class R6 shares of the same fund, subject to certain conditions. If you hold Class I shares and are eligible to purchase Class I2 shares, you may be eligible to convert Class I shares to Class I2 shares of the same fund, subject to certain conditions.

(B)    Class C shares will automatically convert to Class A shares after a certain holding period or under other circumstances in accordance with the terms and conditions set forth in the prospectus.

SECTION III: EXCHANGE PRIVILEGES

(A)    Shares of one fund may be exchanged only for shares in the same class of another fund on which a front-end sales charge was imposed. Class T shares may be exchanged for only Class A shares of any fund other than Transamerica U.S. Growth. Class I3, Class R, Class R1, Class R2, Class R3, Class R4, and Class R6 shares may not be exchanged for any other share class.

(B)    Any Transamerica Funds exchange will be based on the respective net asset value of the shares involved and may be made in amounts of $1,000 or more. The minimum is reduced to $500 per fund account if you elect to establish an Automatic Investment Plan and invest a minimum of $50 per month, per fund account. If you exchange between existing fund accounts, the required minimum is $50 per fund account. There is no sales commission involved in an exchange of Class A, Class C, Class I, Class I2 or Class T shares.

SECTION IV: ALLOCATION OF CLASS EXPENSES

Class A, Class C, Class I, Class I2, Class I3, Class R, Class R1, Class R2, Class R3, Class R4, Class R6, and Class T shares of each fund shall have the same rights, preferences, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

(1)	Expenses related to the distribution of a class of shares or to services provided to the shareholders of a class of shares, shall be borne solely by such class;

(2)

The bearing of the expenses set forth in Section IV (1) solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value, dividend, distribution and liquidation rights of the shares of such class;

(3)	Expenses that may be borne by a particular class may also include: transfer agency or sub-transfer agency fees attributable to a particular class; preparing, printing, mailing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; state and federal registration fees incurred by a specific class; litigation and other legal expenses relating to a particular class; administrative personnel and services required to support the shareholders of a specific class; and fees and other payments made to entities performing services for a particular class, including maintenance, dividend disbursing or subaccounting services or administration of a dividend reinvestment or systematic investment or withdrawal plan; and

(4)	Investment advisory fees, custodial fees and other expenses relating to the management of the fund’s assets shall not be allocated on a class-specific basis.

SECTION V: ALLOCATION OF FUND INCOME AND EXPENSES

(A)    Income, realized and unrealized capital gains and losses, and expenses that are not allocable to a specific class pursuant to Section IV above, shall be allocated to each class of a fund in accordance with Rule 18f-3(c) under the 1940 Act.

(B)    Dividends and other distributions paid by each fund with respect to its Class A, Class C, Class I, Class I2, Class I3, Class R, Class R1, Class R2, Class R3, Class R4, Class R6, and Class T shares are calculated in the same manner and declared and paid at the same time. The per share income dividends on Class C, Class R, and Class R1 shares of a fund are anticipated to be lower than the per share income dividends on Class A, Class I, Class I2, Class I3, Class R2, Class R3, Class R6, and Class T shares of that fund as a result of higher distribution and service fees applicable to Class C, Class R, Class R1 and Class R4 shares.

(C)    All dividends and capital gain distributions, if any, with respect to a particular class, will be paid automatically in additional shares of that class at the net asset value per share determined as of the next business day following the record date, unless otherwise elected by the shareholder.

SECTION VI: REDEMPTIONS

The value of fund shares on certain redemptions may be more or less than the shareholder’s cost or basis, depending upon the fund’s net asset value at the time of redemption. Class A and Class C shares may be subject to a CDSC, as defined in Rule 6c-10 of the 1940 Act as set forth in Section I above. Shares will normally be redeemed for cash.

SECTION VII: RECORDKEEPING

The Fund shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of this Plan or agreement, the first two years in an easily accessible place.

SECTION VIII: AMENDMENTS

This Plan may not be amended to change any material provision unless such amendment is approved by the vote of the majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, based on their finding that the amendment is in the best interest of each class individually and the Fund as a whole.

The Fund has executed this Amended and Restated Plan for Multiple Classes of Shares on the day and year set forth below.

Dated as of March 31, 2023

__________________________
By:	Dennis P. Gallagher
Chief Legal Officer and Secretary

TRANSAMERICA FUNDS

AMENDED SCHEDULE A

AMENDED AND RESTATED PLAN FOR

MULTIPLE CLASSES OF SHARES

The following series and classes of shares are offered effective as of March 31, 2023

Transamerica ClearTrack® 2015	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2020	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2025	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2030	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2035	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2040	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2045	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2050	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2055	Class R1
Class R3
Class R6

Transamerica ClearTrack® 2060	Class R1
Class R3
Class R6

Transamerica ClearTrack® Retirement Income	Class R1
Class R3
Class R6

Transamerica Asset Allocation–Conservative Portfolio	Class A
Class C
Class I
Class R
Class R3

Transamerica Asset Allocation–Moderate Growth Portfolio	Class A
Class C
Class I

Class R
Class R3

Transamerica Asset Allocation–Growth Portfolio	Class A
Class C
Class I
Class R
Class R3

Transamerica Asset Allocation – Moderate Portfolio	Class A
Class C
Class I
Class R
Class R3

Transamerica Asset Allocation Intermediate Horizon	Class R
Class R4

Transamerica Asset Allocation Long Horizon	Class R
Class R4

Transamerica Asset Allocation Short Horizon	Class R
Class R4

Transamerica Balanced II	Class I3
Class R
Class R4

Transamerica Bond	Class A
Class C
Class I
Class I2
Class R
Class R6

Transamerica Capital Growth	Class A
Class C
Class I
Class I2
Class R
Class R6

Transamerica Core Bond (formerly, Transamerica Intermediate Bond)	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica Emerging Markets Debt	Class A
Class C
Class I
Class I2
Class R6

Transamerica Emerging Markets Opportunities	Class A

Class C
Class I
Class I2
Class R
Class R3
Class R4
Class R6

Transamerica Energy Infrastructure	Class A
Class C
Class I
Class I2

Transamerica Floating Rate	Class A
Class C
Class I
Class I2

Transamerica Government Money Market	Class A
Class C
Class I
Class I2
Class I3
Class R2
Class R4

Transamerica High Yield Bond	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica High Yield ESG	Class A
Class C
Class I
Class I2
Class R
Class R3
Class R4
Class R6

Transamerica High Yield Muni	Class A
Class C
Class I
Class I2

Transamerica Inflation Opportunities	Class A
Class C
Class I
Class I2
Class R6

Transamerica Inflation-Protected Securities	Class I3
Class R
Class R4

Transamerica Intermediate Muni	Class A
Class C
Class I
Class I2

Transamerica International Equity	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica International Focus	Class A
Class C
Class I
Class I2
Class R
Class R4
Class R6

Transamerica International Small Cap Value	Class I
Class I2

Transamerica International Stock	Class A
Class I
Class I2
Class R6

Transamerica International Sustainable Equity	Class A
Class I
Class I2
Class R6

Transamerica Large Cap Value	Class A
Class C
Class I
Class I2
Class R6

Transamerica Large Core ESG (formerly, Transamerica Large Core)	Class A
Class I3
Class R
Class R4
Class R6

Transamerica Large Growth	Class I3
Class R
Class R4
Class R6

Transamerica Large Value Opportunities	Class I3
Class R
Class R4

Transamerica Long Credit	Class A

Class C
Class I
Class R6

Transamerica Mid Cap Growth	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica Mid Cap Value	Class I2

Transamerica Mid Cap Value Opportunities	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica Multi-Asset Income	Class A
Class C
Class I
Class I2

Transamerica Multi-Managed Balanced	Class A
Class C
Class I
Class I2
Class R
Class R6

Transamerica Short-Term Bond	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica Small Cap Growth	Class A
Class C
Class I
Class I2
Class I3
Class R
Class R4
Class R6

Transamerica Small Cap Value	Class A
Class C
Class I
Class I2
Class I3

Class R
Class R4
Class R6

Transamerica Small/Mid Cap Value	Class A
Class C
Class I
Class I2
Class R6

Transamerica Stock Index	Class R
Class R4

Transamerica Sustainable Bond	Class A
Class C
Class I
Class I2
Class R
Class R3
Class R4
Class R6

Transamerica Sustainable Equity Income	Class A
Class C
Class I
Class I2
Class R6

Transamerica Sustainable Growth Equity	Class A
Class I
Class I2
Class R6

Transamerica Unconstrained Bond	Class A
Class C
Class I
Class I2

Transamerica UltraShort Bond	Class A
Class C
Class I
Class R6

Transamerica US Growth	Class A
Class C
Class I
Class I2
Class R6
Class T